                                                                     Exhibit 4.6

                              WARRANT AGREEMENT

                          Dated as of August 3, 2001


                                   Between

                            SCOVILL FASTENERS INC.

                                     and

                           SCOVILL FASTENERS INC.,
                               as Warrant Agent


                             5,187,180 Warrants,

              Each Warrant to Acquire One Share of Common Stock of
                            SCOVILL FASTENERS INC.

                          Par Value $0.01 Per Share

                              TABLE OF CONTENTS


                                                                               Page
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                                   ARTICLE I

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01.   Issuance of Warrants.......................................     1
SECTION 1.02.   Form of Warrant Certificates...............................     2
SECTION 1.03.   Execution of Warrant Certificates..........................     2
SECTION 1.04.   Authentication and Delivery................................     2
SECTION 1.05.   Temporary Warrant Certificates.............................     3
SECTION 1.06.   Registration...............................................     4
SECTION 1.07.   Registration of Transfers and Exchanges....................     4
SECTION 1.08.   Lost, Stolen, Destroyed, Defaced or Mutilated
                  Warrant Certificates.....................................     6
SECTION 1.09.   Offices for Exercise, etc..................................     7

                                  ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.   Duration of Warrants.......................................     8
SECTION 2.02.   Exercise, Settlement and Delivery..........................     8
SECTION 2.03.   Cancellation of Warrant Certificates......................     10

                                  ARTICLE III

                         OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.   Enforcement of Rights.....................................     10

                                  ARTICLE IV

                       CERTAIN COVENANTS OF THE COMPANY

SECTION 4.01.   Payment of Taxes..........................................     11
SECTION 4.02.   Qualification Under the Securities Laws...................     11
SECTION 4.03.   Reservation of Warrant Shares.............................     11

                                                                               Page
                                                                               ----
SECTION 4.04.   Common Stock..............................................     11

                                   ARTICLE V

                                  ADJUSTMENTS

SECTION 5.01.   Adjustment of Exercise Rate; Notices......................     12
SECTION 5.02.   Fractional Warrant Shares.................................     19

                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

SECTION 6.01.   Warrant Agent.............................................     19
SECTION 6.02.   Conditions of Warrant Agent's Obligations.................     20
SECTION 6.03.   Resignation and Appointment of Successor..................     24

                                  ARTICLE VII

                                 MISCELLANEOUS

SECTION 7.01.   Amendment.................................................     26
SECTION 7.02.   Notices and Demands to the Company and Warrant
                  Agent...................................................     27
SECTION 7.03.   Addresses for Notices to Parties and for
                  Transmission of Documents...............................     27
SECTION 7.04.   Notices to Holders........................................     27
SECTION 7.05.   APPLICABLE LAW............................................     27
SECTION 7.06.   Persons Having Rights Under Agreement.....................     27
SECTION 7.07.   Headings..................................................     28
SECTION 7.08.   Counterparts..............................................     28
SECTION 7.09.   Inspection of Agreement...................................     28

EXHIBIT A - Form of Warrant Certificate

EXHIBIT B - Certificate To Be Delivered upon Exchange or Registration of Transfer of Warrants

EXHIBIT C - Transferee Letter of Representation in Connection with Transfers to an Institutional "Accredited Investor"

                            INDEX OF DEFINED TERMS


Defined Term                                                      Section
------------                                                      -------

Agreement...................................................      Recitals
Business Day................................................      2.01
Capital Stock...............................................      5.01(q)
Cashless Exercise...........................................      2.02(c)
Cashless Exercise Ratio.....................................      2.02(c)
Common Stock................................................      Recitals
Company.....................................................      Recitals
Current Market Value........................................      5.01(q)
Election to Exercise........................................      2.02(b)
Exchange Act................................................      5.01(q)
Exchange Agreement..........................................      Recitals
Exercisability Date.........................................      2.01
Exercise Date...............................................      2.02(d)
Exercise Price..............................................      2.02(a)
Exercise Rate...............................................      2.02(a)
Expiration Date.............................................      2.01
Holders.....................................................      Recitals
Holdings....................................................      Recitals
Independent Financial Advisor...............................      5.01(q)
Registrar...................................................      1.06
Registration Rights Agreement...............................      Recitals
Related Parties.............................................      6.02(e)
Securities Act..............................................      1.07
Time of Determination.......................................      5.01(q)
Warrant Agent...............................................      6.01
Warrant Agent Office........................................      1.09
Warrant Certificates........................................      Recitals
Warrant Exercise Office.....................................      2.02(b)
Warrant Register............................................      1.06
Warrant Shares..............................................      1.01
Warrants....................................................      Recitals

                              WARRANT AGREEMENT


            THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of August 3, 2001 between SCOVILL FASTENERS INC., a Delaware corporation (together with any successor thereto, the "Company"), and the Company, not in its individual capacity but solely as warrant agent (together with any successor Warrant Agent, the "Warrant Agent").

            WHEREAS, pursuant to the Exchange Agreement (the "Exchange Agreement") dated as of the date hereof among Scovill Holdings Inc. ("Holdings"), the Company, Saratoga Partners III, L.P., Saratoga Partners III, C.V., Saratoga Management Company, LLC and the noteholders listed on Exhibit A thereto, and simultaneously with the merger contemplated by the Merger Agreement (as defined in the Exchange Agreement) dated as of the date hereof the Company has agreed to issue to the existing stockholders of Holdings (each, a "Holder" and, collectively, the "Holders") 5,187,180 Warrants (the "Warrants", and the certificates evidencing the Warrants being hereinafter referred to as "Warrant Certificates"), each representing the right to acquire initially one share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), subject to adjustment in accordance with the terms hereof;

            WHEREAS, the Holders will have the registration rights with respect to the Warrant Shares as set forth in the Registration Rights Agreement dated as of the date hereof between the Company and the investors party thereto to the extent provided therein (the "Registration Rights Agreement"); and

            WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

            NOW, THEREFORE, the parties hereto agree as follows:


                                  ARTICLE I

                   ISSUANCE, FORM, EXECUTION, DELIVERY AND
                     REGISTRATION OF WARRANT CERTIFICATES

            SECTION 1.01. Issuance of Warrants. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to acquire from the Company (and the Company shall issue and sell to such holder of the Warrant) one (1) fully paid and non-assessable share of Common Stock (the shares purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

            SECTION 1.02. Form of Warrant Certificates. The Warrant Certificates shall be substantially in the form of Exhibit A.

            SECTION 1.03. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

            In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

            SECTION 1.04. Authentication and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.06).

            Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, the date of such Warrants and such other information as the

Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company of the Warrant Certificates at any time and from time to time, duly executed as provided in
Section 1.03 hereof, to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

            In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

            The Warrant Agent's authentication on all Warrant Certificates shall be substantially in the form attached as part of Exhibit A.

            SECTION 1.05. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

            If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.09 hereof. Subject to the provisions of Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

            SECTION 1.06. Registration. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar". The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

            The Warrant Agent shall act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Company shall cause each Registrar to furnish to the Warrant Agent, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable the Warrant Agent to maintain the Warrant Register on as current a basis as is practicable.

            SECTION 1.07.  Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Warrants. When Warrants are presented to the Warrant Agent with a request:

      (i)   to register the transfer of the Warrants; or

      (ii) to exchange such definitive Warrants for an equal number of Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
1.07 for such transactions are met; provided, that the Warrants presented or surrendered for registration of transfer or exchange:

      (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his or her attorney, duly authorized in writing; and

      (y) shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B); or

            (B) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraph
                  (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the
                  Securities Act, a certification from the transferee (in substantially the form of Exhibit C) and an opinion of counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act;

provided, further, that Warrants may only be exchanged or transferred in accordance with clause (A) or (B) above.

            (b) Legends. Each Warrant Certificate evidencing the Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      IN ADDITION, THE OFFER, SALE OR TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED BY THE TERMS OF A WARRANT AGREEMENT DATED AS OF AUGUST 3, 2001. PURSUANT THERETO, THIS SECURITY MAY ONLY BE OFFERED, TRANSFERRED OR SOLD TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY:

            (A)  TO THE COMPANY, OR

            (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,

      SUBJECT TO THE COMPANY'S RIGHT IN ITS SOLE DISCRETION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) TO REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND, IN EACH OF THE FOREGOING CASES, THE DELIVERY OF A COMPLETED CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BY THE TRANSFEROR TO THE COMPANY AND THE WARRANT AGENT.

            (c)  Obligations with Respect to Transfers and Exchanges of
Warrants.

       (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Warrants.

      (ii) All Warrants issued upon any registration, transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

            SECTION 1.08. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant

Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 1.08, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Section 1.08 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

            The Warrant Agent is hereby authorized to authenticate and deliver the new Warrant Certificates in accordance with the provisions of this Agreement as required pursuant to the provisions of this Section.

            SECTION 1.09. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain: (a) an office or agency where the Warrant Certificates may be presented for exercise,
(b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section
1.05 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its principal executive office (the "Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office, and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.


                                  ARTICLE II

                      DURATION AND EXERCISE OF WARRANTS

            SECTION 2.01. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on September 1, 2006 (or the next Business Day, if such date is not a Business Day) (the "Expiration Date"). Each Warrant may be exercised on any Business Day on or after August 3, 2006 (the "Exercisability Date") and at or prior to 5:00 p.m., New York City time, on the Expiration Date.

            "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

            SECTION 2.02. Exercise, Settlement and Delivery. (a) Subject to the provisions of this Agreement, on or after the Exercisability Date and at or prior to 5:00 p.m., New York City time, on the Expiration Date a holder of Warrants shall have the right to exercise each Warrant at a price of $0.482 (the "Exercise Price") for one (1) fully paid and non-assessable Warrant Share, subject to adjustment in accordance with Article V hereof. The number and kind of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") shall be subject to adjustment from time to time as set forth in Article V hereof.

            (b) Warrants may be exercised on or after the Exercisability Date by surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1.09 (each, a "Warrant Exercise Office") the Warrant Certificate evidencing such Warrants with the form of election to exercise set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and, in the case of a transfer, with such signature guaranteed by an eligible guarantor institution. Each Warrant may be exercised only in whole.

            (c) A Warrant may be exercised solely by the surrender of the Warrant and by payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each share of Common Stock or other securities issuable upon exercise of such Warrant. The Exercise Price shall be paid in cash or by certified or official bank check or by wire transfer to an account designated by the Company for such purpose. Notwithstanding any provisions herein, a Warrant may also be exercised solely by the surrender of the Warrant, and without payment of the applicable Exercise Price in cash, for the number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio (a "Cashless Exercise"). For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of the Common Stock on the date of exercise (calculated as set forth in Section 5.01(q) hereof) over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise (calculated as set forth in Section 5.01(q) hereof). Upon surrender of a Warrant Certificate representing more than one Warrant, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the holder specifies is to be exercised multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate for less than the full number of Warrants represented thereby.

            No payment or adjustment shall be made on account of any dividends on the Warrant Shares issued upon exercise of a Warrant.

            (d) Upon such surrender of a Warrant Certificate at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraph (b) of this Section
2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraph (b) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraph (b) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

            (e) Upon the exercise of a Warrant in accordance with the terms hereof and the receipt of a Warrant Certificate, the Warrant Agent shall as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

            (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

            SECTION 2.03. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall deliver such canceled Warrant Certificates to the Company.


                                 ARTICLE III

                         OTHER PROVISIONS RELATING TO
                        RIGHTS OF HOLDERS OF WARRANTS

            SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any other provision of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

            (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Warrant Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.


                                  ARTICLE IV

                       CERTAIN COVENANTS OF THE COMPANY

            SECTION 4.01. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

            SECTION 4.02. Qualification Under the Securities Laws. The obligations of the Company with respect to registration of the Warrant Shares are set forth in the Registration Rights Agreement.

            SECTION 4.03. Reservation of Warrant Shares. The Company shall at all times reserve and keep available for issuance upon exercise of the Warrants such number of its duly authorized but unissued shares of Common Stock or other securities of the Company purchasable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants, and will cause appropriate evidence of ownership of such shares of Common Stock or other securities to be delivered to the Warrant Agent upon its request for delivery of such, and all such shares of Common Stock or other securities shall, at all times, be duly approved for listing, subject to official notice of issuance, on each securities exchange, if any, on which such shares of Common Stock of the Company or such other securities are then listed.

            SECTION 4.04. Common Stock. The Company covenants that all shares of Common Stock or other securities of the Company that may be issued upon the exercise of the Warrants will, upon issuance, be (i) duly authorized, validly issued, fully paid and nonassess-able, (ii) free from preemptive and any other similar rights and (iii) free from any taxes, liens, charges or security interests with respect thereto.


                                  ARTICLE V

                                 ADJUSTMENTS

            SECTION 5.01. Adjustment of Exercise Rate; Notices. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

            (a) Adjustment for Change in Capital Stock. If, after the date hereof, the Company:

                        (i) pays a dividend or makes a distribution on its
            Common Stock in shares of Common Stock;

                        (ii) subdivides its outstanding shares of Common Stock
            into a greater number of shares;

                        (iii) combines its outstanding shares of Common Stock
            into a smaller number of shares;

                        (iv) pays a dividend or makes a distribution on its
            Common Stock in shares of its Capital Stock (as defined below) (other than Common Stock or convertible securities or rights, warrants or options for its Common Stock that in any such case are covered by Section 5.01(b)); or

                        (v) issues by reclassification of its Common Stock any
            shares of its Capital Stock (other than rights, warrants or options for Common Stock or convertible securities that in any such case are covered by Section 5.01(b)), other than reclassifications to which paragraph (i) applies, then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company that such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants are then exercisable).

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a sub-division, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

            If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

            (b) Adjustment for Rights Issue or Sale of Common Stock Below Current Market Value. If, at any time or from time to time, after the date hereof, the Company (i) distributes any rights, warrants or options to holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Value as of the Time of Determination or
(ii) grants or sells any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (other than pursuant to the exercise of (1) the Warrants and (2) any security convertible into, or exchangeable or exercisable for, the Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Article V) at a price per share of Common Stock (or the equivalent thereof) less than the Current Market Value immediately prior to any adjustment required pursuant to this Article V, then the Exercise Rate shall be adjusted in accordance with the formula:

                  E' = E x            (O + N)
                           --------------------------------
                              (O + (N x P/M))

where:

E'    =     the adjusted Exercise Rate;

E     =     the current Exercise Rate;

O     =     the number of shares of Common Stock outstanding on the record date for the distribution to which this paragraph (b) is being applied or on the date of sale of Common Stock at a price per share less than the Current Market Value immediately prior to any adjustment to which this paragraph (b) applies, as the case may be;

N     =     the number of additional shares of Common Stock issuable upon exercise of all rights, warrants or options so distributed or the number of shares of Common

            Stock so sold or the maximum stated number of shares of Common Stock issuable upon the conversion, exchange, or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P     =     the price per share of the additional shares of Common Stock upon the exercise of any such rights, warrants or options so distributed or pursuant to any such convertible, exchangeable or exercisable securities so sold or the sale price of the shares so sold, as the case may be; and

M     =     the Current Market Value per share as of the Time of Determination or at the time of sale, as the case may be.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, or securities convertible, exchangeable or exercisable for Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, or the conversion privileges with respect to such convertible securities, the Exercise Rate shall be readjusted to the Exercise Rate that would otherwise be in effect had the adjustment made upon the issuance of such rights, warrants, options or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants, options or convertible securities are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights, warrants or options or convertible securities had not been so fixed.

            No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

            (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any cash or other assets of the Company or any of its subsidiaries (it being understood that this clause (ii) shall not apply to any dividend or distribution referred to in Section 5.01(a)(iv)), or
(iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company (other than rights, options or warrants with respect to which an adjustment shall have been made pursuant to
Section 5.01(b) above), the Exercise Rate shall be adjusted in accordance with the formula:

                        E' = E x     M
                                    ----
                                     M-F
where:

E'    =     the adjusted Exercise Rate;

E     =     the Exercise Rate in effect on the record date referenced below;

M     =     the Current Market Value; and

F     =     the fair market value (on the record date for the distribution to which this paragraph (c) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this paragraph (c) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The fair market value for purposes of this paragraph (c) of all property (other than cash) distributed shall be determined by an Independent Financial Advisor.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distributions to which this paragraph (c) applies. In the event that such distribution is not so made, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date had not been so fixed.

            (d)  [Reserved.]

            (e) When Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require a change of at least 1.0% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. However, with respect to a dividend of the Company's Capital Stock (or rights to acquire such Capital Stock) adjustments can be deferred only until, and must be made by, the earlier of (i) three years from the date of such stock dividend and (ii) the date as of which the aggregate stock dividends for which adjustments have not been made total at least 1.0% of the then issued and outstanding Common Stock with respect to which such stock dividends were distributed.

            All calculations under this Article V shall be made to the nearest 1/1,000th of a share.

                                      -16


            (f) When No Adjustment Required. (i) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or odd-lot purchase programs;

           (ii) No adjustment need be made for a change in the par value or no par value of the Common Stock;

          (iii) No adjustment need be made for issuance to employees, officers, directors or consultants of the Company or any of its subsidiaries of options to purchase Common Stock up to an aggregate of 12.5% of the Common Stock calculated on a fully diluted basis; and

           (iv) No adjustment need be made with respect to the issuance of Common Stock issuable upon the exercise or conversion of rights, warrants, options or convertible securities to the extent the Exercise Rate was adjusted in accordance with the provisions of this Article with respect to the issuance of such rights, warrants, options or convertible securities.

            (g) Notice of Adjustment. Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder of Warrants desiring inspection thereof after reasonable notice has been given to the Company by such holder.

            (h) Notice of Certain Transactions.  If:

       (i) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to paragraph (a), (b) or (c) (unless no adjustment is to occur pursuant to paragraph (f)); or

      (ii) the Company takes any action that would require a supplement to the Warrant Agreement pursuant to paragraph (i); or

     (iii)  there is a liquidation or dissolution of the Company;

then the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent and any other Registrar a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combin-ation, reclassification, consolidation, sale, merger, binding share exchange, transfer, liquidation or dissolution, as the case may be. The Company shall use its commercially reasonable best efforts to file and give the notice at least 15 days before such date. Failure to file or give the notice or any defect in it shall not affect the validity of the transaction.

            (i) Reorganization of Company; Special Distributions. If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or transfers (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other person) or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Company covenants that prior to entering into such transaction, the person obligated to deliver securities, cash or other assets upon exercise of Warrants will enter into a supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the successor Company, that issuer shall join in the supplemental warrant agreement.

            The supplemental warrant agreement shall provide that the holder of a Warrant may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such holder had exercised the Warrant immediately before the effective date of the transaction, assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing holders. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The successor Company shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement.

            (j) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Article V are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid; provided, however, that in no event shall any such adjustment have the effect of decreasing the Exercise Rate as otherwise determined pursuant to any of the provisions of this Article V except in the case of a combination of shares of a type contemplated in clause (iii) of paragraph (a) above and then in no event to an amount less than the Exercise Rate as adjusted pursuant to clause (iii) of paragraph (a) above. The Company may make such in-creases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

            (k) Warrant Agent's Adjustment Disclaimer. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (i) need be entered into or whether any provisions of any supplemental warrant agreement are correct.

            (l) Specificity of Adjustment. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

            (m) Adjustments to Par Value. The Company shall make such adjustments to the par value of the Common Stock in order that, upon exercise of the Warrants, the Warrant Shares will be fully paid and non-assessable.

            (n)  [Reserved].

            (o) No Other Adjustment for Dividends. Except as provided in this Article V, no payment or adjustment will be made for dividends on any Common Stock.

            (p) Multiple Adjustments. After an adjustment to the Exercise Rate under this Article V, any subsequent event requiring an adjustment under this
Article V shall cause an adjustment to the Exercise Rate as so adjusted; provided that the Exercise Rate shall not be adjusted more than once for any one event giving rise to an adjustment pursuant to this Article V.

            (q)  Definitions.

            "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated), including convertible securities, in stock issued by that corporation.

            "Current Market Value" per share of Common Stock or of any other security at any date shall be (1) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the security determined by a nationally recognized investment bank or appraisal firm that is not an affiliate of the Company (an "Independent Financial Advisor"), based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the security most recently determined as of a date within the six months preceding such date by an Independent Financial Advisor or (iii) if neither clause (i) nor (ii) is applicable, the value of the security determined as of such date by an Independent Financial Advisor, or (2) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid is not determinable for at least 10 Business Days in such period, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

            "Time of Determination" means the time and date of the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which paragraphs (b) and (c) apply.

            SECTION 5.02. Fractional Warrant Shares. The Company will not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value, as defined in paragraph (q) of Section 5.01 of this Agreement, per Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments will be made by check or by transfer to an account maintained by such registered holder. If any holder surrenders for exercise more than one Warrant Certificate, the number of Warrant Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.


                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

            SECTION 6.01. Warrant Agent. The Company is hereby initially appointed as warrant agent in respect of the Warrants and the Warrant Certificates (the "Warrant Agent") upon the terms and subject to the conditions herein and in the Warrant Certificates set forth, and hereby accepts such appointment; provided that upon written request by the holders of not less than a majority of the Warrants the Company shall appoint a Warrant Agent (with an appropriate amendment to this Agreement) reasonably acceptable to a majority of holders

(all fees and expenses of such Warrant Agent to be borne by the Company in accordance with Section 6.02(a)); provided, further, that the provisions of Sections 6.02 and 6.03 (other than 6.03(a)) shall not be in effect until a Warrant Agent other than the Company shall be appointed. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

            SECTION 6.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

            (a) The Warrant Agent shall be entitled to reasonable compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its out-of-pocket expenses (including fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

            (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.

            (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

            (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

            (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

            (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

            (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

            (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

                  (1) an officers' certificate stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

                  (2) if reasonably necessary in the judgment of the Warrant
            Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that such matter is one customarily opined on by counsel.

            Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant

      Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.02 hereof, to make any demand upon the Company.

            (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

            (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

            (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

            (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken or omitted and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant

      Agent has not received written instructions objecting to such proposed action or omission.

            (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

            SECTION 6.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

            (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days (or, if a longer period is specified by the Warrant Agent pursuant to the first sentence hereof, such longer period) after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon obtaining knowledge of any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 8.04 hereof.

            (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

            (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital and surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

            (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

            (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.


                                 ARTICLE VII

                                MISCELLANEOUS

            SECTION 7.01. Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(d) hereof or in any other manner that the Company may deem necessary or desirable and that shall not materially adversely affect the interests of the holders of the Warrant Certificates.

            The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants with the consent of the holders of not less than a majority in number of the then outstanding Warrants for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that decreases the Exercise Rate, reduces the period of time during which the Warrants are exercisable hereunder, otherwise materially and adversely affects the exercise rights of the holders of the Warrants, reduces the percentage required for modification, or effects any change to this Section 7.01 may be made with respect to an outstanding Warrant without the consent of the holder of such Warrant. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof).

            Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

            SECTION 7.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

            SECTION 7.03. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

            To the Company:

            Scovill Fasteners Inc.
            1802 Scovill Drive
            Clarkesville, Georgia  30523
            Facsimile No.:  (706) 754-2826
            Attention:   Chief Executive Officer

or at any other address of which either of the foregoing shall have notified the other in writing.

            SECTION 7.04. Notices to Holders. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

            SECTION 7.05. APPLICABLE LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

            SECTION 7.06. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the

Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

            SECTION 7.07. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 7.09. Inspection of Agreement. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.



                           [Signature Pages Follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                        SCOVILL FASTENERS INC.


                                        By:  /s/ John H. Champagne
                                             -----------------------------------
                                             Name: John H. Champagne
                                             Title: Chief Executive Officer




                                        SCOVILL FASTENERS INC., as Warrant Agent


                                        By:  /s/ John H. Champagne
                                             -----------------------------------
                                             Name: John H. Champagne
                                             Title: Chief Executive Officer

                                                                       EXHIBIT A



                        [FORM OF WARRANT CERTIFICATE]

                                    [FACE]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

IN ADDITION, THE OFFER, SALE OR TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED BY THE TERMS OF A WARRANT AGREEMENT DATED AS OF AUGUST 3, 2001. PURSUANT THERETO, THIS SECURITY MAY ONLY BE OFFERED, TRANSFERRED OR SOLD TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY:

            (A)  TO THE COMPANY, OR

            (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,

SUBJECT TO THE COMPANY'S RIGHT IN ITS SOLE DISCRETION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) TO REQUIRE THE

DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND, IN EACH OF THE FOREGOING CASES, THE DELIVERY OF A COMPLETED CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BY THE TRANSFEROR TO THE COMPANY AND THE WARRANT AGENT.

Series 1 No. [     ]                                   [     ] Warrants

                             WARRANT CERTIFICATE

                            SCOVILL FASTENERS INC.


          This Warrant Certificate certifies that [    ], or registered assigns,
is the registered holder of [    ] Warrants (the "Warrants") to purchase shares
of Common Stock, par value $0.01 per share (the "Common Stock"), of SCOVILL FASTENERS INC., a Delaware corporation (the "Company"). The Warrants are governed by the terms of the warrant agreement (the "Warrant Agreement") dated as of August 3, 2001 by and between the Company and Scovill Fasteners Inc., as Warrant Agent. Subject to the provisions set forth herein and in the Warrant Agreement, at any time from 9:00 a.m., New York City time, on or after August 3, 2006 until 5:00 p.m., New York City time, on September 1, 2006 (or the next Business Day, if such date is not a Business Day) (the "Expiration Date"), a holder of Warrants shall have the right to exercise each Warrant at a price of $.482 (the "Exercise Price") for one fully paid and nonassessable share of Common Stock (a "Warrant Share" or, if adjusted, the "Warrant Shares", which may also include any other securities or property, such adjustment and inclusion each as provided in the Warrant Agreement) upon surrender of this Warrant Certificate at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"). A Warrant may be exercised solely by the surrender of the Warrant and by payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each share of Common Stock or other securities issuable upon exercise of such Warrants. The Exercise Price shall be paid in cash or by certified or official bank check or by wire transfer to an account designated by the Company for such purpose. Notwithstanding any provisions herein, a Warrant may also be exercised solely by surrender of the Warrant, and without payment of the Exercise Price in cash, for the number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio (a "Cashless Exercise"). For purposes of this Warrant, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value of one share of Common Stock on the date of exercise (calculated as set forth in Section 5.01(q) of the Warrant Agreement) over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value of one share of Common Stock on the date of exercise (calculated as set forth in Section 5.01(q) of the Warrant Agreement). Upon surrender of a Warrant Certificate representing more than one Warrant, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the Holder specifies is to be exercised multiplied by the Cashless Exercise ratio. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate for less than the full number of Warrants represented thereby.

            The Company has initially designated its principal executive office as the initial Warrant Agent Office. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

            All terms used herein but not defined herein have the meanings ascribed to such terms in the Warrant Agreement.

            THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

            WITNESS the seal of the Company and signatures of its duly authorized officers.

Dated:

                                    SCOVILL FASTENERS INC.


                                    By:
                                         __________________________________
                                         Name:
                                         Title:

Certificate of Authentication:

This is one of the Warrants referred to in the within mentioned Warrant
Agreement:

[                 ],
  as Warrant Agent


By:   _____________________________
          Authorized Signatory

                        [FORM OF WARRANT CERTIFICATE]

                                  [REVERSE]

                            SCOVILL FASTENERS INC.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on September 1, 2006 (or the next Business Day, if such date is not a Business Day) (the "Expiration Date"), each of which represents the right at any time on or after August 3, 2006, and on or prior to such Expiration Date, to exercise such Warrant at a price of $.482 (the "Exercise Price") for one share of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of August 3, 2001 (the "Warrant Agreement"), duly executed and delivered by the Company to Scovill Fasteners Inc., as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or holder" meaning the registered holders or registered holder) of the Warrants.

            Warrants may be exercised by surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed.

            If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

            As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any persons who are desig-nated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

            The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Warrant Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

            Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

                        (FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)


            The undersigned hereby irrevocably elects to exercise [ ] of the Warrants represented by this Warrant Certificate for the whole number of Warrant Shares issuable upon the exercise of such Warrants. The undersigned requests that a certificate representing such Warrant Shares be registered in the name of ______________________ whose address is _____________________________ and that such certificate be delivered to ___________________________ whose address is __________________________. Any cash payments to be paid in lieu of a fractional Warrant Share should be made to __________________ whose address is ________________________ and the check representing payment thereof should be delivered to ______________________ whose address is ______________________.

            Dated:

            Name of holder of
            Warrant Certificate:
                                  ______________________________________
                                             (Please Print)

            Tax Identification or
            Social Security Number:
                                     ___________________________________

            Address:
                      __________________________________________________



            Signature:
                      __________________________________________________
                     Note: The above signature must correspond with the name
                           as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:



Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             [FORM OF ASSIGNMENT]

            For value received _______________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:

            Signature:
                        ____________________________________________________
                     Note: The above signature must correspond with the name
                           as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

____________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B



                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF WARRANTS


Re: Warrants to Purchase Common Stock (the "Warrants") of Scovill Fasteners Inc.

            This Certificate relates to ____ Warrants held by ______ (the "Transferor").

            The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

            In connection with such request and in respect of each such Warrant, the Transferor hereby certifies that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.07 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act"), because such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.07(a)(y)(A) of the Warrant Agreement).

                                    ______________________________________
                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                       ____________________________________

Date:
     ______________________

                                      B-1
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                                                                       EXHIBIT C



                [Form of Transferee Letter of Representation]


SCOVILL FASTENERS INC.
1802 Scovill Drive
Clarkesville, GA  30523

Ladies and Gentlemen:

            In connection with our proposed purchase of warrants to purchase Common Stock, par value $0.01 per share (the "Securities"), of Scovill Fasteners Inc. (the "Company") we confirm that:

            1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities only to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2),
      (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor", for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. If any resale or other transfer of the Securities is proposed to be made, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer of the Securities to require the delivery of a written opinion of counsel, certifications, and/or other information satisfactory to the Company and the Warrant Agent.

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
            2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities
      Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

            3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

            4. Unless we have the consent of the Company to acquire a lesser amount (which consent shall not be unreasonably withheld) we are acquiring a minimum of 100,000 Securities or, if the total number of Securities owned by the transferor is less than 100,000, such lesser amount.

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
            5. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    _______________________________________
                                    (Name of Purchaser)


                                    By:
                                       ____________________________________

                                    Date:
                                          _________________________________


            Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:


Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

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